UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
\
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 14, 2007

NewGen Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

000-23365	33-0840184
(Commission File Number)	(IRS Employer Identification No.)

6000 Fairview Road, 12th Floor, Charlotte, NC 28210

(Address of Principal Executive Offices, Including Zip Code)

(704) 552-3590

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective March 13, 2007, Noel M. Corcoran resigned from his position as the Chairman of the Board of Directors of NewGen Technologies, Inc. (the “Company”). Notification of such resignation was provided to the Company on March 13, 2007 via a letter sent by Mr. Corcoran to the Company’s Board of Directors.

The Company’s current Vice Chairman of the Board of Directors, S. Bruce Wunner, has agreed to serve as acting Chairman of the Board of Directors until such time as a permanent Chairman of the Board of Directors is retained by the Company. It is also the current intention of the Company to locate an “independent” director to serve on its Board of Directors (as independence is defined under Rule 10A-3 under the Securities Exchange Act of 1934, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen Technologies, Inc.

March 14, 2007	By:	/s/ S. Bruce Wunner
Name: S. Bruce Wunner
Title: Chief Executive Officer